UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 5, 2008

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-1375557	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.01.	Failure to Satisfy a Continued Listing Rule or Standard.

On January 31, 2008, Guidance Software, Inc. the (“Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market, Inc. (“NASDAQ”) indicating that a majority of the Company’s board of directors no longer comprises independent directors as defined in Rule 4200 of the Marketplace Rules and, accordingly, was no longer in compliance with Rule 4350(c)(1) of the Marketplace Rules. Pursuant to Rule 4350(c)(1), the Company must regain compliance with the requirements by July 13, 2008. The majority of independent directors requirement set forth in Rule 4350(c)(1) is currently not met because of George Tenet’s resignation from the board of directors effective January 15, 2008.

The Nominating and Governance Committee of the Company’s Board of Directors is in the advanced stages of its search for independent directors, and expects to fill the vacancy and re-establish a majority of independent directors at its next meeting, scheduled for February 13, 2008, when a number of qualified candidates will be considered. As a result, the Company expects to be in compliance with Rule 4350(c)(1) following the February 13, 2008 meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date:	February 5, 2008	By:	/s/ Victor Limongelli
			Name:	Victor Limongelli
			Title:	Chief Executive Officer and Director